Exhibit 4.2

NUMBER ___________C	SHARES

DD3 ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that	CUSIP G2692M 103

is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NO PAR VALUE OF

DD3 ACQUISITION CORP.

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Company will be forced to liquidate if it is unable to complete an initial business combination within the time period set forth in the Company’s Memorandum and Articles of Association, as the same may be amended from time to time. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER
SEAL
2018

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act _______________
(State)

Additional Abbreviations may also be used though not in the above list.

DD3 Acquisition Corp.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences, and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro rata portion of the funds from the trust account only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Memorandum and Articles of Association, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to redeem his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.